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Exhibit 2.6

                        TERMINATION AND RELEASE AGREEMENT

     THIS  TERMINATION  AND RELEASE  AGREEMENT  is made and  entered  into as of
________, 2007 (this "Agreement"), by and among (i) DGSE Companies, Inc., a Nevada corporation (together with its successors and permitted assigns, "Parent"), (ii) DGSE Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent (together with its successors and permitted assigns, "Merger Sub"), (iii) Superior Galleries, Inc., a Delaware corporation (f/k/a Tangible Asset Galleries, Inc., a Nevada corporation) (together with its predecessors and successors, the "Company" or "Superior"), (iv) Stanford International Bank Ltd., a company organized under the laws of Antigua and Barbuda (together with its successors, "SIBL"), (v) Stanford Financial Group Company, a corporation organized under the laws of the State of Florida (together with its successors, "SFG"), and (vi) Stanford Venture Capital Holdings, Inc., a corporation organized under the laws of the State of Delaware (together with its successors, "SVCH", and, together with SIBL and SFG, the "Stanford Parties"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in that certain Amended and Restated Agreement and Plan of Merger and Reorganization, made and entered into as of January 6, 2007 (the "Merger Agreement"), by and among Parent, Merger Sub, Superior, and the stockholder agent.

                                 R E C I T A L S
                                 ---------------

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable the Merger Agreement and the merger of Merger Sub with and into the Company (the "Merger"), with the Company being the surviving corporation;

     WHEREAS, SIBL is a key stockholder of Superior, SFG is the primary lender to Superior, and SVCH is a consultant to Superior;

     WHEREAS,   Parent  has  requested  various  Parties  to  terminate  various
Contracts in place among various of them and Superior as a condition to Parent consummating the Merger; and

     WHEREAS, each Stanford Party desires to execute and deliver this Agreement to induce Parent and Merger Sub to consummate the Merger and the other Transactions; and

     WHEREAS, the execution and delivery of this Agreement by the Stanford Parties and the Company is a condition precedent to Parent and Merger Sub consummating the Merger and the other Transactions.

                                A G R E E M E N T
                                -----------------

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto (collectively, the "Parties"), intending to be legally bound, hereby agree as follows as of the Effective Time:

     Section 1. Release.

         (a) Release. Each of the Stanford Parties, on behalf of itself and its Affiliates (all of the foregoing, individually, a "Releasor", and, collectively, the "Releasors"), hereby irrevocably and forever releases and discharges Parent, the Company and Merger Sub, and each of their respective individual, joint or mutual, past, present and future stockholders, Affiliates, controlling persons, directors, officers, managers, employees, consultants, contractors, agents,

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financial,  banking  and  legal  advisors  and  other  representatives,  and the respective successors and assigns of each of them, (all of the foregoing, individually, a "Releasee" and, collectively, the "Releasees") from any and all claims, demands, actions, orders, obligations, contracts, debts, and Liabilities whatsoever, whether absolute or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, vested or unvested, joint or several, due or to become due, executory, determined, determinable or otherwise, both at law and in equity, (collectively, "Claims") which any Stanford Party or any other Releasor now has, has ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Effective Time or on account of or arising out of any matter, cause or event occurring, whether in any Stanford Party's or any other Releasor's capacity as a direct or indirect stockholder of the Company, as a beneficial owner or record holder of any Equity Interests of the Company, as an consultant or adviser to the Company or in any other capacity or due to any relationship with the Company or any of its Subsidiaries, contemporaneously with or prior to the Effective Time, including
(a) any dissenter's, appraisal or similar rights under applicable Law, (b) any rights to bring any lawsuit or claim action against any Person in the name or on behalf of the Company or Merger Sub, (c) any right pursuant to any Contract or
any  Releasee's   Organizational  Documents,  (d)  any  claim  pursuant  to  the
Securities Act, Exchange Act, the SEC Rules or other securities or "blue sky" Laws, (e) any rights to indemnification or reimbursement from any Releasee, whether pursuant to their respective Organizational Documents or pursuant to any Contracts, applicable Law or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release: (i) any indebtedness, together with interest thereon, of the Company under the Stanford LOC; (ii) any obligations or Liabilities of the Surviving Corporation under the Amended and Restated Stanford LOC; (iii) any obligations or Liabilities of Parent under the limited guaranty and security agreement entered into in connection with the Amended and Restated Stanford LOC; (iv) any contractual Liabilities of Parent or Merger Sub under the Merger Agreement or any Related Agreement; or (v) any statutory or regulatory Liabilities of Parent or Merger Sub under the Securities Act, Exchange Act or the SEC Rules in connection with the Merger and other Transactions.

         (b) No Actions. Upon the Closing, each Stanford Party irrevocably covenants to refrain, and to cause its Affiliates to refrain, from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Action of any kind against any Releasee, based upon any matter purported to be released by Section 1(a).

         (c) Indemnity. Without in any way limiting any of the rights and remedies otherwise available to any Releasee, the Stanford Parties shall jointly and severally indemnify and hold harmless each Releasee from and against all Losses, Liabilities, Claims, damages (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney fees), whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of any Stanford Party or any Releasor of any claim or other matter sought to be released pursuant to Section 1(a), (ii) the assertion by any third party of any Claim or demand against any Releasee which Claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of any Stanford Party or any other Releasor against such third party of any Claims or other matters sought to be released pursuant to Section 1(a), or (iii) the breach by any Stanford Releasor of the terms of Section 1(b).

         (d) Unknown Claims. It is the intention of the Parties that the release provisions in Section 1(a) and Section 1(b) shall be effective as a bar to each and every Claim, demand and action specified in Section 1(a) and Section 1(b). In furtherance of this intention, each Stanford Party hereby waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, and any and all statutes of other jurisdictions to the same or similar effect. Section 1542 of the Civil Code of the State of California provides:

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         A  GENERAL  RELEASE  DOES NOT  EXTEND  TO  CLAIMS  WHICH THE
         CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Stanford Party acknowledges that it may, after execution of this Agreement, discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands or action, and agrees that the release provisions in Section 1(a) and Section 1(b) shall be and remain in full force and effective in all respects notwithstanding any such differences or additional facts.

     Section 2. Terminations. Without limitation of Section 1, the Parties agree as follows:

         (a) Consulting Agreement. SVCH and the Company hereby covenant and agree (i) to terminate that certain Consulting Agreement, dated January 31, 2003 (as Amended from time to time, the "Consulting Agreement"), by and between the Company and SVCH, in its entirety, including, notwithstanding anything to the contrary in the Consulting Agreement, Sections 4 and 7 thereof, except for the confidentiality obligations set forth in Sections 5(b), 5(c) and 5(d) thereof, which shall survive, and (ii) that neither SVCH nor the Company has any Liabilities to the other of them under the Consulting Agreement. SVCH hereby warrants that it has complied with its obligations under Section 5 of the Consulting Agreement.

     Section 3. Representations. Each Party hereby represents and warrants to each other Party that:

         (a) It has the full power, capacity, authority and right to execute and deliver this Agreement and to perform its obligations hereunder, and under the Merger Agreement as affected hereby.

         (b) This Agreement has been duly authorized by all necessary action and constitutes such Party's valid and binding agreement, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (c) No approval, authorization, consent or filing (other than any obligation to file certain information pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) is required in connection with its execution, delivery and performance of this Agreement which has not heretofore been obtained or made.

     Section 4. Effectiveness. Notwithstanding any provision hereof to the contrary, it is the intention of the Parties that this Agreement shall become effective at the Effective Time, and the terms and provisions of Section 1 and
Section 2 shall apply as of the Effective Time. If the Merger Agreement is terminated prior to the consummation of the Merger, the covenants contained herein shall be deemed abandoned and this Agreement shall forthwith become null and void and without force or effect.

     Section 5. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties. Each of the Parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice,

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or it has made a  voluntary  and  informed  decision  to  decline  to seek  such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

     Section 6.  Miscellaneous.  The terms and  provisions  of  Section  1.3 and
Article X of the Merger Agreement are hereby incorporated by reference herein and shall apply to this Agreement mutatis mutandis, as if expressly set forth herein.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       DGSE COMPANIES, INC.


                                       By:
                                          --------------------------------------
                                          Dr. L.S. Smith
                                          Chairman and Chief Executive Officer


                                       DGSE MERGER CORP.


                                       By:  /s/ William H. Oyster
                                          --------------------------------------
                                          William H. Oyster
                                          Chief Executive Officer


                                       SUPERIOR GALLERIES, INC.


                                       By:
                                          --------------------------------------
                                          Silvano DiGenova
                                          Chief Executive Officer


                                       STANFORD INTERNATIONAL BANK LTD.


                                       By:
                                          --------------------------------------
                                          James M. Davis
                                          Chief Financial Officer


                                       STANFORD FINANCIAL GROUP COMPANY


                                       By:
                                          --------------------------------------
                                          James M. Davis
                                          Chief Financial Officer


                                       STANFORD VENTURE CAPITAL HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          James M. Davis
                                          Chief Financial Officer